Exhibit 10.4

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of June 12, 2014 among CannLabs, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.4.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closings” shall mean, collectively, the First Closing, the Second Closing and the Third Closing.

 “Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.1(a).

“First Closing Date” means August 15, 2014.

“FR” means Fox Rothschild LLP, with offices located at 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648-2311.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Notes” means the 8% Senior Secured Notes, subject to the terms therein issued by the Company to the Purchasers in the form of Exhibit A attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.14 (b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.14(b).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second  Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1(c).

“Second Closing Date” means September 15, 2014.

“Securities” means the Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantees and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Purchasers, in the form of Exhibit C attached hereto.

“Third Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1(c).

 “Third Closing Date” means October 15, 2014.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board, or “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices).

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Subsidiary Guarantee, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II
PURCHASE AND SALE; SHARE EXCHANGE

2.1           Closings

(a)           First Closing.  On the First Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, such Purchaser’s First Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser (an aggregate of $250,000.00) in principal amount of the Notes. At the First Closing, each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s First Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Note, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the First Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 for the First Closing, the First Closing shall occur at the offices of FR or such other location as the parties shall mutually agree.

(b)           Second Closing.  On the Second Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, such Purchaser’s Second Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser (an aggregate of $250,000.00) in principal amount of the Notes. At the Second Closing, each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Second Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Note, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Second Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 for the Second Closing, the Second Closing shall occur at the offices of FR or such other location as the parties shall mutually agree.

(c)           Third Closing.  On the Third Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, such Purchaser’s Second Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser (an aggregate of $250,000.00) in principal amount of the Notes. At the Third Closing, each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Third Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Note, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Third Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 for the Third Closing, the Third Closing shall occur at the offices of FR or such other location as the parties shall mutually agree.

2.2            Deliveries.

(a)           On or prior to each Closing Date (except as noted), the Company shall deliver or cause to be delivered to the Purchasers the following:

(i)            as to the First Closing, this Agreement duly executed by the Company;

(ii)           as to each Closing, a Note with a principal amount equal to such Purchaser’s First Closing, Second Closing or Third Closing Subscription Amount, as applicable, as set forth on the signature page hereto executed by such Purchaser registered in the name of such Purchaser;

(iii)          as to the First Closing , the Security Agreement, duly executed by the Company and each Subsidiary, along with all of the Security Documents, including the Subsidiary Guarantee, duly executed by the parties thereto; and

(iv)          as to the Second Closing and Third Closing, an officer’s certificate setting forth the Company’s compliance with its Representations and Warranties and a bring-down of the Disclosure Schedules

(b)           On or prior to each Closing Date (except as noted), each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            as to the First Closing, this Agreement duly executed by such Purchaser; and

(ii)           such Purchaser’s First Closing, Second Closing, or Third Closing Subscription Amounts, as applicable, as set forth on the signature page hereto executed by such Purchaser by wire transfer to the account specified in writing by the Company; and

(iii)          as to the First Closing, the Security Agreement duly executed by such Purchaser.

2.3            Closing Conditions.

(a)           The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)           all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the applicable Closing Date shall have been performed;

(iii)          the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement and

(b)           The obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects on the applicable Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date of the balance sheet (the “Balance Sheet”) included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 (the “Form 10-Q”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to Purchasers.

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no Subsidiaries, then all other references in the Transaction Documents to the Subsidiaries or any of them will be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such corporate power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws  (the “Required Approvals”).

(f)           Issuance of the Notes.  The Notes, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Notes will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Notes.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           Financial Statements.  The financial statements of the Company included in the Company’s filings with the Commission comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes.  Since the date of the latest financial statements included within the Form 10-Q (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not materially altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or stock grant plans.

(j)           Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the best of the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the knowledge of the Company, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of any Person unless such notice has been resolved without a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expecting to have a Material Adverse Effect.

 (p)           Insurance.   Except as set forth on Schedule 3.1(p), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) for other employee benefits, including stock option or stock grant agreements under any stock plans of the Company.

(r)           No Disagreements with Auditors and Lawyers.  To the knowledge of the Company, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the auditors and lawyers formerly or presently employed by the Company.

(s)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Registration Rights.  Other than the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)           Disclosure.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Purchasers have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(y)           Solvency.  Based on the financial condition of the Company as of each of the Closing Dates: (i) the fair saleable market value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid, in each case of clauses (i) through (iii) above.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the each of the Closing Dates.

(z)           Indebtedness. Schedule 3.1(z) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business) in excess of $25,000, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)          Tax Status. The Company has timely filed all tax returns, reports, declarations, statements, and other information required by law to be filed with or supplied to any taxing authority with respect to the Taxes (as defined below) owed by the Company (the “Tax Returns”).  All Taxes due and payable on or before the Closing have been paid or will be paid prior to the time they become delinquent.  All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.  The Company has not been advised (a) that any of the Tax Returns have been or are being examined or audited as of the date hereof, (b) that any such examination or audit is currently threatened or contemplated, or (c) of any deficiency in assessment or proposed judgment to its Taxes.  The Company has no knowledge of any liability for any Taxes to be imposed upon its properties or assets as of the date of this Agreement that are not adequately provided for on the Balance Sheet.  The Company has delivered or made available to the Purchaser true and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by the Company in the past three years.  The Company has never been a member of a consolidated or affiliated group of corporations filing a consolidated or combined income Tax Return, nor does the Company have any liability for Taxes of any other person or entity.  The Company is not a party to any tax allocation or sharing arrangement or tax indemnity agreement.  For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any other governmental entity, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(bb)          No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)          Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of an arm’s length purchasers with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchasers or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(dd)          Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that Purchaser has not been asked to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that Purchaser, and counter-parties in “derivative” transactions to which Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(ee)          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) except in private transactions not involving a market maker, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company  or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a)           Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Series A Convertible Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A (a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Risk Factors.  Purchaser hereby agrees and acknowledges that it has been informed of the following: (i) there are factors relating to the subsequent transfer of any Notes acquired hereunder that could make the resale of such Notes difficult; and (ii) there is no guarantee that Purchaser will realize any gain from the purchase of the Notes.  The purchase of the Notes involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition.  In such an event, the trading price for the Common Stock could decline substantially and Purchaser could lose all or part of its investment.

(h)           Due Diligence.  Purchaser hereby agrees and acknowledges that Purchaser has had an opportunity to meet with representatives of the Company and to ask questions and receive answers to Purchaser’s satisfaction regarding the Company’s proposed business and the Company’s financial condition in order to assist Purchaser in evaluating the merits and risks of purchasing the Notes.  All material documents and information pertaining to the Company and the purchase of Securities hereunder that have been requested by Purchaser have been made available to Purchaser.

(i)            Certain Fees.  Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1             Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Notes other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of  such Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Notes under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.   SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, provided, however, the Company may require such Purchaser to provide to the Company an opinion of counsel selected by such Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer or pledge does not require registration of such transferred or pledged Securities under the Securities Act.  At such Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2           Intentionally Omitted.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

4.4           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.5           Use of Proceeds.  Except as set forth on Schedule 4.5 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices, including attorney’s and professional fees), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.6           Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of such Purchaser’s acquisition of the Securities from the Company under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of such Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, such Purchaser and any such Affiliate and any such Person.  The Company also agrees that neither such Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.7           Indemnification of Purchasers.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls each Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against each Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, solely as a result of such Purchaser’s acquisition of the Securities pursuant to this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by a Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one (1) such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, except if such claim arises primarily from a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.8           Intentionally Omitted.

4.9           Participation in Future Financing.

(a)          From the date hereof until the date that is the one (1) year anniversary of the First Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), Purchasers shall have the pro-rata right to participate in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Purchasers a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)           If a Purchaser desires to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 10th Trading Day after such Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such tenth (10th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after the Purchaser has received the Pre-Notice, notifications by Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

4.10           Variable Rate Transactions.  From the date hereof until the twelve (12) month anniversary of the First Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction,”  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations in the public secondary market for the shares  of Common Stock at any time after the initial issuance of such debt or equity securities, or  (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

4.11           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.12           Short Sales and Confidentiality After The Date Hereof.  Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced.  Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, Purchaser do not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced.

4.13           Securities Laws Disclosure Publicity.  The Company shall, within 4 Business Days of the Closing Date, file a Current Report on Form 8-K with the Commission.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.14           Furnishing of Information; Public Information.

(a) Until the Purchasers do not own any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(b) At any time during the period commencing from the six month anniversary of the date hereof and ending on the earlier of (i) at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 and (ii) two years from the date hereof, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1%) of the aggregate purchase price of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchaser to transfer the Notes pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the fifth (5th) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.15           Corporate Governance Matters.

(a) As soon as reasonably practicable, the Company shall increase the size of its Board of Directors and appoint such number of additional directors such that the Board of Directors is comprised of a majority of independent members as determined under applicable NASDAQ rules.

(b) As soon as reasonably practicable, the Company shall establish an audit committee and a compensation committee that each meet applicable NASDAQ standards.

(c) All transaction with related persons required to be disclosed under Item 404 of Regulation S-K under the Exchange Act shall be approved by the Company’s independent directors.

(d) As soon as reasonably practicable, the Company shall establish an insider trading policy applicable to all officers, directors, employees and consultants of the Company.

ARTICLE V
MISCELLANEOUS

5.1           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers then holding a majority of the principal amount of Notes or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser”.

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for a period of two (2) years from the date of this Agreement.

5.10          Execution.  This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13          Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Remainder of Page Intentionally Left Blank)
 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CANNLABS, INC.	Address for Notice: 3888 E. Mexico Ave. B50 Denver, CO 80210

By:	/s/ Steve Kilts
Name: Steve Kilts
Title: President and Chief Operating Officer

With a copy to (which shall not constitute notice):

(Remainder of Page Intentionally Left Blank)
(Signature Page For Purchaser Follows)

[PURCHASER SIGNATURE PAGES TO SECURITIES
PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	SB Dallas Investments I, LP
Signature of Authorized Signatory of Purchaser:	/s/ Steven Solomon
Name of Authorized Signatory:	Steven B. Solomon
Title of Authorized Signatory:	Managing Member
Email Address of Purchaser:
Facsimile Number of Purchaser:
Jurisdiction of Organization of Purchaser:
Address for Notice of Purchaser:
Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount: $250,000.00

Second Closing Subscription Amount: $250,000.00

Third Closing Subscription Amount: $250,000.00

EXHIBIT A

FORM OF SENIOR SECURED NOTE

EXHIBIT B

SECURITY AGREEMENT

EXHIBIT C

SUBSIDIARY GUARANTEE